Exhibit 22
LISTING OF SUBSIDIARY GUARANTORS
The following series of senior subordinated and secured notes issued by TransDigm Inc., a wholly owned subsidiary of TransDigm Group Incorporated, are unconditionally guaranteed, on a joint and several basis, by TransDigm Group Incorporated and each of the subsidiaries listed below under “Subsidiary Guarantors.”

Description
5.50% senior subordinated notes due 2027 (“5.50% 2027 Notes”)
6.75% senior secured notes due 2028 (“2028 Secured Notes”)
4.625% senior subordinated notes due 2029 (“4.625% 2029 Notes”)
4.875% senior subordinated notes due 2029 (“4.875% 2029 Notes”)
6.375% senior secured notes due 2029 (“2029 Secured Notes”)
6.875% senior secured notes due 2030 (“2030 Secured Notes”)
7.125% senior secured notes due 2031 (“2031 Secured Notes”)
6.625% senior secured notes due 2032 (“2032 Secured Notes”)

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
4455 Genesee Properties, LLC	Delaware
4455 Genesee Street, LLC	Delaware
17111 Waterview Pkwy LLC	Delaware
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems NA Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
AmSafe Global Holdings, Inc.	Delaware
AmSafe, Inc.	Delaware
Angus Electronics Co.	Delaware
Apical Industries, Inc.	California
Arkwin Industries, Inc.	New York
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Armtec Defense Products Co.	Delaware
Ashford Properties, LLC	Delaware
Auxitrol Weston USA, Inc.	Delaware
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport Erie Aviation, Inc.	Delaware

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
Bridport Holdings, Inc.	Delaware
Bridport-Air Carrier, Inc.	Washington
Bruce Aerospace Inc.	Delaware
Calspan Air Facilities, LLC	New York
Calspan Air Services, LLC	New York
Calspan ASE Portugal, Inc.	Minnesota
Calspan Holdings, LLC	New York
CALSPAN JETS LLC	Delaware
Calspan Technology Acquisition LLC	Delaware
Calspan, LLC	New York
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
Chelton Avionics Holdings, Inc.	Delaware
Chelton Avionics, Inc.	Delaware
Chelton Defense Products, Inc.	Delaware
CMC Electronics Aurora LLC	Delaware
CPI Intermediate Holdings, Inc.	Delaware
CPI International, Inc.	Delaware
CPI Subsidiary Holdings LLC	Delaware
CTHC LLC	New York
Dart Aerospace USA, Inc.	Washington
Dart Buyer, Inc.	Delaware
Dart Helicopter Services, Inc.	Delaware
Dart Intermediate, Inc.	Delaware
Dart TopCo, Inc.	Delaware
Data Device Corporation	Delaware
Dukes Aerospace, Inc.	Delaware
Electromech Technologies LLC	Delaware
Esterline Europe Company LLC	Delaware
Esterline International Company	Delaware
Esterline Technologies Corporation	Delaware
Esterline Technologies SGIP LLC	Delaware
FPT Industries LLC	Delaware
Genesee Holdings II, LLC	New York
Genesee Holdings III, LLC	New York
Genesee Holdings, LLC	New York
HarcoSemco LLC	Connecticut
Hartwell Corporation	California
Heli Tech, Inc.	Oregon
Hytek Finishes Co.	Delaware
Iceman Holdco, Inc.	Delaware
Iceman Intermediate Midco, LLC	Delaware
ILC Holdings, Inc.	Delaware

Subsidiary Guarantors	Jurisdiction of Incorporation or Organization
Janco Corporation	California
Johnson Liverpool LLC	Delaware
Kirkhill Inc.	Delaware
Korry Electronics Co.	Delaware
Leach Holding Corporation	Delaware
Leach International Corporation	Delaware
Leach Mexico Holding LLC	Delaware
Leach Technology Group, Inc.	Delaware
MarathonNorco Aerospace, Inc.	Delaware
Mason Electric Co.	Delaware
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
Microwave Power Products, Inc.	Delaware
NAT Seattle Inc.	Delaware
NMC Group, Inc.	California
Nordisk Aviation Products LLC	Delaware
North Hills Signal Processing Corp.	Delaware
North Hills Signal Processing Overseas LLC	Delaware
Norwich Aero Products Inc.	New York
Offshore Helicopter Support Services, Inc.	Louisiana
Palomar Products, Inc.	Delaware
Paravion Technology, Inc.	Colorado
Pexco Aerospace, Inc.	Delaware
PneuDraulics, Inc.	California
Power Device Corporation	New York
Schneller LLC	Delaware
Semco Instruments, Inc.	Delaware
Shield Restraint Systems, Inc.	Delaware
Simplex Manufacturing Co.	Oregon
Skandia, Inc.	Illinois
Skurka Aerospace Inc.	Delaware
Symetrics Industries, LLC	Florida
TA Aerospace Co.	California
Tactair Fluid Controls, Inc.	New York
TDG ESL Holdings Inc.	Delaware
TEAC Aerospace Technologies, Inc.	Delaware
Telair US LLC	Delaware
Texas Rotronics, Inc.	Texas
TransDigm UK Holdings Limited	United Kingdom
Transicoil LLC	Delaware
Whippany Actuation Systems, LLC	Delaware
Young & Franklin Inc.	New York